Exhibit 10.42
SECURITY AGREEMENT
Name and Address of Debtor:
Cornerstone Biopharma Holdings, Inc.
2000 Regency Parkway, Ste 255, Cary, NC 27511
Name and Address of Secured Party:
Paragon Commercial Bank
3605 Glenwood Avenue
Suite 100
Raleigh, NC 27612
Attn: Brian K. Reid, Senior Vice President
Cornerstone Biopharma Holdings, Inc., referred to herein as the “Debtor, the Debtor who is or who expects to be either directly or indirectly obligated to Paragon Commercial Bank, referred to herein as the “Bank” or the “Secured Party,” agrees as follows:
(1) CREATION OF SECURITY INTEREST: Debtor grants to Secured Party a security interest in the Collateral described or referred to herein to secure the performance of all direct, contingent, present and future obligations of Debtor to Secured Party (the “Obligations”).
(2) COLLATERAL The Collateral is classified generally as:
☑ Accounts. Any and all accounts, accounts receivable, receivables, contract rights, book debts, checks, notes, drafts, instruments, chattel paper, acceptances, chooses in action, any and all amounts due to Debtor from a factor or other forms of obligations and receivables now existing or hereafter arising out of the business of the Debtor, as well as any and all returned, refused and repossessed goods, and the cash or non-cash proceeds resulting therefrom.

☑ Inventory. Any and all of Debtor’s inventory, including without limitation any and all goods held for sale or lease or being processed for sale or lease in Debtor’s business as now or hereafter conducted, whether now owned or hereinafter acquired, including all materials, goods and work in process, finished goods, and other tangible property held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in Debtor’s business, along with all documents (including documents of title) covering inventory and all cash and non-cash proceeds from the sale of inventory, including proceeds from insurance.

☑ Equipment and Furnishings. Any and all of Debtor’s furnishings and equipment, wherever located, whether now owned or hereafter acquired, together with all increases, parts, fittings, accessories, equipment, and special tools now or hereafter affixed to any part thereof or used in connection therewith, and all products, additions, substitutions, accessions, and all cash and non-cash proceeds, including proceeds from insurance thereof and thereto.

☐ Fixtures. All of Debtor’s fixtures now existing or hereafter acquired, together with all substitutes and replacements therefor, all accessions and attachments thereto, and all tools, parts and equipment now or hereafter added to or used in connection therewith. These goods are or will become fixtures on the following described real estate in County, (State), owned by (name of owner) more particularly described as follows:

☐ Instruments and/or Investment Documents. The following described instruments and documents including, without limitation, negotiable instruments, promissory notes, and documents of title owned or to be owned by Debtor, certificates of deposit, and all liens, security agreements, leases and other contracts securing or otherwise relating to any of such instruments or documents, and all cash and non-cash proceeds and products thereof and such additional property receivable or distributed in respect of or in exchange for all or any of such instruments or documents.

☑ General Intangibles. All patents, trademarks, service marks, trade secrets, copyrights and exclusive licenses (whether issued or pending) and all documents, applications, materials and other matters related thereto, all inventions, and all manufacturing, engineering and production plans, drawings, specifications, processes and systems, all trade names, computer programs, databases, systems and software (including source and object codes), goodwill, chooses in action and all other general intangibles of Debtor whether now owned or hereafter acquired and all cash and non-cash proceeds thereof.

☐ Timber. All of Debtor’s uncut timber growing or to be grown on the following described property, and all cash and non-cash proceeds including proceeds from insurance, and all products thereof (property description):

☐ Other — Description of Collateral listed in box below:
Description of Collateral
Check here ☐ if Debtor has no place of business in North Carolina but resides in North Carolina. Check here ☐ if Debtor has more than one place of business in North Carolina. Check here ☑ if Debtor has only one place of business in North Carolina, give county of business here: Wake.
If checked here ☐ the Collateral described above includes all after-acquired Consumer Goods acquired by the Debtor within ten (10) days after the Secured Party has given value pursuant to this Agreement.

If checked here ☐ this is a purchase money security agreement.
       Any additional Collateral acquired hereafter by the Debtor shall be Collateral subject to this Agreement. All Collateral now or hereafter subject to this Agreement includes the proceeds thereof and any additions and accessions thereto. Nothing contained herein shall be deemed consent to the sale of any Collateral.

     (3) DEBTOR’S UNDERTAKINGS: The Debtor agrees:
     (A) that time is of the essence of this Agreement, and Debtor shall promptly perform all Obligations of Debtor including the payment, when due, of all amounts owed to Secured Party secured by this Agreement;
     (B) that Debtor will protect and properly care for the Collateral and no Collateral will be misused, wasted or allowed to deteriorate except for normal wear and tear;
     (C) to use the Collateral principally within the State of North Carolina and not to affix the Collateral to other personal property (unless other provision regarding the location or affixation of the Collateral is noted herein) and not to affix the Collateral to real property unless it is classified as a fixture hereinabove and the requisite information is supplied;
     (D) that Secured Party may act as attorney for Debtor in adjusting and canceling any such insurance coverage and in endorsing any insurance draft and may retain for the satisfaction of the Debtor’s Obligations any insurance proceeds and/or unearned premium on such insurance;
     (E) that upon the request of Secured Party, Debtor will (i) provide an updated appraisal of the Collateral and (ii) give to or deposit with Secured Party additional Collateral to Secured Party’s satisfaction;
     (F) that Collateral will not be changed, transferred, or otherwise disposed of (except for sale of inventory in the ordinary course of Debtor’s business) or be subjected to any unpaid charge, unless the Secured Party consents in advance in writing to such change, transfer or charge;
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     (G) to procure or execute any Financing Statement or other document and do any act or pay any costs which Secured Party deems necessary to protect or perfect its security interest under this Agreement;
     (H) that the Collateral will not be used for illegal purposes; and
     (I) that Secured Party shall have the light to examine and inspect the Collateral and the books and records relating thereto, if any, at any reasonable tame and, upon demand. Debtor shall assemble the Collateral at such place or places as Secured Party may designate for the purpose of allowing Bank to examine same.
(4) DEFAULT AND REMEDIES:
     (A) The happening of any of the following events shall constitute a default under this Agreement: (i) the occurrence of a default under any note or other agreement secured hereby, (ii) the failure of Debtor to perform any of the terms, stipulations and conditions written into this Agreement; (iii) the insolvency of Debtor, or the application for the appointment of a receiver for Debtor, the filing of a petition under any provision of the Bankruptcy Code by or against Debtor or an assignment for the benefit of creditors by or against Debtor; (iv) the entry of a judgment against Debtor or the issuance or service of any attachment, levy or garnishment against Debtor or the Collateral; (v) the failure of Debtor to furnish from time to time at Bank’s request financial information with respect to Debtor, (vi) a determination by Bank that the Obligations are insecure or that a material adverse change in the financial condition of Debtor has occurred since the date hereof; (vii) failure of Debtor to perform any other agreement with Bank; (viii) any representation or affirmation by the Debtor to Bank herein or by separate writing is incorrect or false.
     (B) Upon the occurrence of a default as set forth in (A) above, at the option of Bank, all or any one of the Obligations secured hereby shall become immediately due and payable without demand or notice, and Bank shall have at any time after default the rights and remedies provided in the Uniform Commercial Code as enacted in the State of North Carolina or other applicable law, or by any note or other agreement secured hereby, and may, without limiting or waiving in any way the aforesaid rights:
          1. Enter upon Debtor’s premises to take possession of the Collateral or render it unusable, or require Debtor to assemble the Collateral at any place designated by the Bank reasonably convenient to both parties;
          2. Give any notice or notification to the Debtor required by the Uniform Commercial Code by mailing such notice, at least five (5) days before the event, if any, which is the subject of the notice to the Debtor’s address shown herein. Five (5) days’ notice to Debtor of any proposed action by Bank shall be deemed reasonable and sufficient notice for all purposes, provided, this provision shall not require a longer period of notice than shall be reasonable under the circumstances then existing;
          3. Use the proceeds of the disposition of any Collateral to pay and discharge all or any of the Obligations of Debtor set forth herein;
          4. Cure the default and the expense of curing such default shall thereupon become part of the Obligations secured hereby and shall be payable by Debtor to Bank upon demand of Bank, together with interest thereon at the highest rate allowed by law.
          5. Obtain the appointment of a receiver for all or any part of the Collateral, without notice to Debtor.
(5) ADDITIONAL AGREEMENTS AND AFFIRMATIONS: The Debtor agrees and affirms:
     (A) that all information supplied and statements made by him in any application for credit, or for the renewal of credit, or in any application for life or disability insurance in connection with any Obligation of Debtor, are true and correct;
     (B) that any loss or destruction of the Collateral shall not release the Debtor from the payment and performance of the Obligations set forth above;
     (C) that he will assert no claim or defense he may have against Secured Party, against any assignee of this Agreement;
     (D) that except as provided herein, no Financing Statement covering the Collateral or its proceeds is on file; that except as stated herein, there is no adverse lien or security interest in the Collateral; that Debtor is and will continue to be absolute owner of the Collateral and has the right to transfer a security Interest In the Collateral; and that the Debtor will defend the title to the Collateral and its proceeds against the claims of others;
     (E) that all equipment, improvements and accessories hereafter attached to the property (including tires, if a vehicle is involved) shall become a part thereof by accession;
     (F) that if an automobile is Collateral hereunder, a sale by Secured Party of such vehicle at a price based upon a recognized automobile quotation publication or a sale at a recognized automobile wholesale auction shall be deemed “commercially reasonable;”
     (G) that the address of the residence of each Debtor appears below the signature of each;
     (H) that “Debtor” and “Secured Party” as used in this Security Agreement, shall include the heirs, executors, administrators, successors and assigns of those parties, and that all masculine pronouns shall include the feminine and neuter;
     (I) if more than one Debtor executes this Agreement, their obligations under this Security Agreement shall be joint and several;
     (J) the law governing this secured transaction shall be that of the State of North Carolina; and
     (K) the Obligations secured hereby include, without limitation, loans which Secured Party has made or may, from time to time, make to Debtor, and also all other indebtedness or obligations which are or may hereafter be owed by Debtor to Secured Party, direct or indirect, absolute or contingent. In whatsoever capacity, whether or not of a like or similar character, whether alone or with another or others, now existing or hereafter incurred, matured or unmatured, and any and all extensions, renewals, amendments or modifications thereof, or substitutions or replacements therefor.
     (L) THIS AGREEMENT IS SUBJECT TO THE TERMS, CONDITIONS, COVENANTS, AGREEMENTS, AFFIRMATIONS AND STIPULATIONS SET FORTH BELOW, ALL OF WHICH ARE A PART OF THIS AGREEMENT AND BINDING ON THE PARTIES HERETO; AND
     (M) NO MODIFICATION OR WAIVER OF THE PROVISIONS OF THIS AGREEMENT SHALL BE EFFECTIVE UNLESS IN WRITING NOR SHALL ANY WAIVER BE APPLICABLE EXCEPT IN THE SPECIFIC INSTANCES FOR WHICH GIVEN.
IN WITNESS WHEREOF, this Agreement is executed (i) If by individuals, by hereunto setting their hands under seal by adoption of the word “SEAL” appearing next to the individuals’ names, (ii) if by a corporation, by the duly authorized officers of the corporation on its behalf under seal by adoption of the facsimile seal printed hereon for such purpose or, if an Impression seal appears hereon, by affixing such impression seal, (iii) if by a partnership, by the duly authorized partners of the partnership on its behalf under seal by adoption of the word “SEAL” appearing next to the name of the partnership and/or the signatures of the partners, or (iv) if by a limited liability corporation, by the duly authorized members and/or manager(s) on its behalf under seal by adoption of the word “SEAL” appearing next to the name of the limited liability corporation and/or the signatures of the members and/or manager(s), as of the 21st Day of April, 2005.
Cornerstone Biopharma Holdings, Inc. (seal)
By: /s/ Craig A. Collard             (SEAL)
     Craig A. Collard, President
THE ABOVE AGREEMENT IS SUBJECT TO THE FOLLOWING ADDITIONAL
AGREEMENTS AND AFFIRMATIONS
Collections.
     A. Bank is authorized and empowered at any time in its sole discretion (i) to require Debtor to notify or itself to notify, either in its own name or in the name of Debtor, all or any of the account debtors, or any person obligated to Debtor for any amount, that the accounts and/or general intangibles have been assigned to Bank or to request in its name, in the name of Debtor or in the name of a third party, confirmation from any such debtor or person of the amount payable or any other matter stated therein or relating thereto; (ii) to demand, collect or compromise for any and all sums which are now or may hereafter become due or owing upon any of the accounts or upon any other obligation to Debtor; (iii) to enforce payment of any account or any other obligation of any person to Debtor either in its own name or in the name of Debtor; and (iv) to endorse in the name of Debtor and to collect any instruments tendered or received in payment of the accounts or any of Debtor’s general intangibles. But Bank under no circumstances shall be under any duty to act in regard to any of the foregoing matters. The Debtor hereby appoints Bank and any officer or employee of Bank as Bank may from time to time designate as attorneys-in-fact for the Debtor, to sign and endorse in the name of Debtor, to give notices in the name of Debtor and to perform an other actions necessary or desirable in the reasonable discretion of Bank to effect these provisions and carry out the intent hereof. The Debtor hereby ratifies and approves ail acts of such attorneys-in-fact and neither Bank nor any other such attorneys-in-fact will be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any account or general Intangible assigned to Bank remains unpaid and Debtor has any indebtedness to Bank. The costs of such collection and enforcement, including attorneys’ fees and out-of-pocket expenses, shall be borne solely by Debtor whether the same are incurred by Bank or Debtor.
     B. At the option of Bank, Debtor will forthwith upon receipt of all checks, drafts, cash and other remittances in payment or on account of Debtor’s accounts or general intangibles, deposit the same in a special bank account maintained with Bank, over which Bank has the sole power of withdrawal and will designate with each such deposit the particular account or general intangible upon which the remittance was made. The funds in said account shall be held by Bank as security for the Obligations. Said proceeds shall be deposited in precisely the form received except for the endorsement of Debtor where necessary to permit collection of Items, which endorsement Debtor agrees to make, and which Bank is also hereby authorized to make on Debtor’s behalf. Pending such deposit, Debtor agrees that it will not commingle any such checks, drafts, cash and other remittances with any of Debtor’s funds or property, but will hold them separate and apart therefrom and upon an express trust for Bank until deposit thereof is made in the special account. Bank may at any time and from time to time, in its sole discretion, apply any part of the credit balance in the special account to the payment of all or any of the Obligations, whether or not the same be due. Upon the full and final liquidation of all of the Obligations, Bank will pay over to the Debtor any excess received by it from Debtor, whether received by it as a deposit in the special account or received by it as a direct payment on any of the Obligations.
Other Agreements and Affirmations of Debtor.
     A. Each and every account or general intangible now owned or hereafter acquired, is a bonafide existing obligation, valid and enforceable against the account debtor, or other person obligated to Debtor, and it is not subject to any dispute, defense or offset Debtor will promptly notify Bank of any account or general intangible with respect to which the foregoing is untrue.
     B. Debtor will at all times keep accurate and complete records of Debtor’s inventory, accounts and general intangibles and will upon request furnish Bank a schedule, in form satisfactory to Bank, describing such accounts, etc. as Bank may require. Debtor will furnish to Bank copies of contracts and invoices applicable thereto, together with satisfactory evidence of the shipment and receipt of any goods covered thereby and the performance of any services or obligations covered thereby as Bank may require if applicable. Bank, or any of its agents, shall have the right to call at Debtor’s place or places of business at intervals to be determined by Bank and without hindrance or delay, to inspect Debtor’s inventory and to inspect, audit, check and make extracts from the books, records, journals, orders, receipts, correspondence and other data relating to Debtor’s inventory, accounts, general intangibles, or to any other transaction between the parties hereto.
     C. If any of the Debtor’s accounts or general intangibles arise out of contracts with the United States or any department, agency, or instrumentality thereof, Debtor will immediately notify Bank in writing and execute any instruments and take any steps required by Bank in order that all monies due and to become due under such contracts shall be assigned to Bank and notice thereof given to the Government under the Federal Assignment of Claims Act.
     D. If any of Debtor’s accounts or general intangibles should be evidenced by promissory note, trade acceptances, or other instruments for the payment of money, Debtor, unless otherwise directed by Bank will deliver same to Bank within ten days after receipt, appropriately endorsed to Bank’s order and, regardless of the form of such endorsement, Debtor hereby waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto. Bank shall not be bound to take any steps necessary to preserve any right of Debtor against any prior parties to such instruments which Debtor hereby assumes to do.

     E. Debtor will not without the prior written consent of Bank borrow from anyone except Bank or pledge, or grant any security interest in, any of its accounts, general intangibles, or any inventory, equipment, or other property to anyone except Bank, or permit any lien or encumbrance to attach to any of the foregoing, or any levy to be made thereon, or any financing statement (except Bank’s statement) to be on file with respect thereto.
     F. Debtor will pay and discharge when due all taxes, levies and other charges on the Collateral, keep the Collateral Insured for the benefit of Bank (to whom loss shall be payable) in such amounts, in such companies, and against such risks as may be satisfactory to Bank; pay the cost of all such insurance and deliver certificates evidencing such insurance to Bank; and Debtor assigns to Bank all rights to receive the proceeds of such insurance, directs any Insurer to pay all proceeds directly to Bank, and authorizes Bank to endorse any draft for such proceeds and to apply such proceeds against the Obligations in such manner as Bank may determine from time to time. All insurance policies shall provide for at least ten days prior written notice of cancellation to Bank.
     G. Debtor agrees that it will not permit any return of merchandise, the sale of which gave rise to any of the accounts, except in the usual and regular course of business.
H.	Debtor shall give Bank written notice of each office of Debtor in which records of Debtor pertaining to accounts held as Collateral are kept and each location at which Collateral is or will be kept, and of any change in any such location. If no such notice is given, all records of Debtor pertaining to the Collateral are and shall be kept at Debtor’s address shown above, and all Collateral of Debtor will be kept at Debtor’s address shown above unless otherwise noted as follows:
Debtor will notify Bank immediately of any material change in the Collateral, or of a change in Debtor’s residence or location or of the location of any Collateral or of the location of the records related to any Collateral.
     I. Without the written consent of Bank, Debtor will not change its name, change its corporate partnership or other legal status, use any tradename or engage in any business in which it was not engaged on the date of this Agreement
     J. Notwithstanding anything here in the contrary, the term “Obligations” includes all costs incurred by Bank to obtain, preserve, perfect and enforce this Agreement and maintain, preserve, collect and enforce its rights with respect to the Collateral, including, without limitation, its reasonable attorneys fees.
     K. Debtor agrees that Bank may sell or assign all or any of the Obligations to a third party and, in connection therewith, Bank may assign and transfer all of its rights under this Agreement to such third party who, upon such assignment, shall have all of the rights and benefits granted to the Bank herein.
     L Notwithstanding anything in this Agreement to the contrary, the proceeds from any disposition of the Collateral shall be applied toward all or any of the following items in such order as the Bank deems necessary and appropriate: (i) the expenses of taking, removing, storing, repairing, processing, holding and selling the Collateral, including, without limitation, reasonable attorney’s fees; (ii) at the Bank’s option, to the expense of liquidating and satisfying any liens, security interests or encumbrances against the Collateral which may be prior to the Bank’s security interest; (iii) to the unpaid Obligations. If the proceeds realized from the disposition of the Collateral shall fail to satisfy all of the foregoing items, Debtor shall be liable for the remaining deficiency, which shall be payable to Bank on demand. If all of the above items are paid as a result of the disposition of the Collateral and a surplus exists, the surplus shall be paid to the persons entitled thereto by law.
     Sale of Inventory. So long as Debtor is not in default hereunder, Debtor shall have the right in the regular course of business, to process and sell Debtor’s inventory. Bank’s security interest hereunder shall attach to all proceeds of all sales or other dispositions of Debtor’s inventory.
     Term. This Agreement may not be terminated by Debtor while any Obligations remain unpaid, in whole or in part.
     Financing Statements. Debtor will deliver such instruments of further assignment or assurance as Bank may from time to time request to carry out the intent hereof, and will join with Bank in executing financing statements in form satisfactory to Bank and pay the cost of filing the same and continuation statements and any other documents in any public office deemed advisable by Bank. Debtor agrees that a carbon, photographic or other reproduction of this Agreement or a financing statement shall be sufficient as a financing statement.
     Notification to Purchasers of Farm Products. If the Collateral is or includes farm products, as soon as possible, and in any event not less than 15 days prior to any sale of livestock or crops, the Debtor will provide to the Secured Party a written list of all buyers, commission merchants, or selling agents (including addresses and phone numbers) to or through whom the Debtor intends to sell livestock or crops constituting “farm products” under the Food Security Act of 1985 (7 U.S.C. Section 1631, as amended) (the FSA), or applicable state law. The Secured Party is hereby authorized to give written notice to any person of its security interest, as required or permitted under the Uniform Commercial Code, the FSA, or other applicable law, which notice may instruct the recipient to make payments jointly to the Debtor and the Secured Party and may disclose the Debtor’s social security or taxpayer identification number, together with such other information as must or may be included for an effective notice under such law. The Debtor agrees to keep the list on a current basis and not to sell crops or livestock to or through any person not on the list.